WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
SECOND QUARTER 2011

~Invested $70.7 Million in the Second Quarter ~
Declared Third Quarter 2011 Dividend

FOR IMMEDIATE RELEASE

Boston, Massachusetts – August 4, 2011 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor,  today announced financial and operating results for the second quarter ended June 30, 2011.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended June 30, 2011

Net income applicable to Common Shares for the quarter ended June 30, 2011 was $3.7 million, or $0.11 per Common Share as compared with net income per Common Share of $4.5 million or $0.21 per Common Share for the quarter ended June 30, 2010.

For the quarter ended June 30, 2011, the Company reported FFO applicable to Common Shares of $8.6 million, or $0.26 FFO per Common Share as compared with FFO of $8.4 million, or $0.39 per Common Share for the second quarter of 2010.

Six Months Ended June 30, 2011

Net income applicable to Common Shares for the six months ended June 30, 2011 was $10.8 million or $0.36 per Common Share as compared with net income of $8.6 million or $0.41 per Common Share for the same period ended June 30, 2010.

FFO for the six months ended June 30, 2011 was $20.6 million or $0.69 per Common Share as compared with FFO of $16.3 million, or $0.76 per Common Share for June 30, 2010.

The per share decline in net income applicable to Common Shares and FFO for the three and six months ended June 30, 2011 is primarily attributable to an increase of 5.75 million shares issued in April 2011.

Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer commented, “We had another very productive quarter, as we continued to source acquisitions, grow assets under management and unlock value from existing assets.  We should begin to realize the financial benefits of this effort in the Company’s future quarters’ earnings.”

2011 Second Quarter Investment Activity

Acquisitions

•
Purchased a $20.0 million senior mezzanine loan secured by six apartment complexes with 2,106 units located in Orlando, Sarasota, Bradenton and Palm Beach Gardens, Florida, for $17.5 million. The loan is scheduled to mature in July 2012 and is expected to generate a yield to maturity of 15.8%.

•
Acquired a $15.0 million preferred equity interest in an entity that holds the leasehold interest in a newly constructed 73% pre-leased 102,000 square foot retail and office property in Manhattan, New York.  The investment is subject to a $54.0 million first mortgage loan.

•
Invested $5.76 million to acquire through a 50/50 joint venture, a $71.5 million mezzanine loan secured by an interest in the Sofitel hotel in New York City.  The loan is encumbered by a $56.1 million repurchase obligation.  The investment is expected to generate a yield to maturity of 58.7%.

•
Closed on the second phase of the Vintage Housing transaction by acquiring for $18.2 million, plus a contribution of the receivables purchased in the first phase for $7.0 million, an effective 75% interest in the general partnership interests in, and certain developer fees and advances receivable from, partnerships owning 25 multifamily and senior housing properties comprising approximately 4,200 units located primarily in the Pacific Northwest and California.

•
Acquired through a new 50/50 joint venture with an affiliate of Atrium Holding Company, certain collateral management agreements and subordinated interests related to two collateralized debt obligation entities that hold loans and loan securities that were approximately $1.3 billion.  The aggregate purchase price paid for these agreements was $2.5 million, half of which was contributed by Winthrop.

Dispositions and Loan Asset Repayments

•
Received payment of approximately $23.75 million resulting in an annualized return of 112.7% that satisfied at par, the Company’s Metropolitan Tower B Note and rake bond receivable.  Both were acquired for an aggregate purchase price of $11.75 million.

•
Received repayment of $18.7 million on an $18.1 million investment for an annualized return of 30.0% on two recently acquired non-performing first mortgage loans secured by two retail centers located in Riverside County, California.

•
Received repayment of $8.6 million on an $8.0 million investment for an annualized return of 34.0% on a recently acquired first mortgage secured by a 26-story, 66-room boutique hotel located on 46th Street between 5th and Madison Avenues in New York, New York.

•	Received $2.5 million in repayment in full on a Sub-Participation B Interest secured by an office complex in Phoenix, Arizona which is referred to as Siete Square for an annualized return of 19.1%.

•	Concord satisfied its KeyBank loan which is expected to result in future annual distributions to Winthrop of approximately $680,000, exclusive of any distributions on account of the Concord CDO.

•
Sold for $18.5 million to its partner Marc Realty, its interest in three properties located in Chicago, Illinois (8 S. Michigan, 11 E. Adams and 29 E. Madison), the sales price for which was paid $6.0 million in cash and $12.5 million in aggregate secured promissory notes which bear interest at 8% per annum.   The sale resulted in a deferred gain of $385,000. Subsequent to the end of the quarter, Winthrop received principal repayment of $4.1 million on account of the notes.

Financing Activity

•
Negotiated a $20.5 million discounted payoff on an existing $28.75 million first mortgage on the Sealy Northwest Atlanta joint venture investment, which was funded with a bridge first mortgage loan from Winthrop that bears interest at 8% per annum and matures on November 1, 2011.  The joint venture expects to acquire replacement financing prior to the November 1st maturity.

•	Closed a public offering of 5.75 million Common Shares at a price of $11.25 per Common Share, before underwriter’s discounts, resulting in net proceeds of approximately $61.4 million.

•	Subsequent to the end of the quarter, negotiated a $14.5 million discounted payoff of an existing $23.8 million first mortgage loan encumbering the Company’s Lisle, Illinois properties.

Leasing Activity

•
Recently entered into a new lease for approximately 13,750 square feet of space at its Deer Valley Professional Building, located in Phoenix, Arizona resulting in the property being 78% leased at August 4, 2011 compared to 61% leased at our acquisition on August 6, 2010.

•
Recently executed a new lease with an initial term that expires December 2020, for approximately 74,500 square feet of space at the Meridian Corporate Center II (Crossroads II) office building located in Englewood, Colorado with TIC-The Industrial Company, a direct-hire, heavy industrial contractor.  The space will serve as TIC’s corporate headquarters and is expected to be occupied in February 2012.  As a result of this lease, Crossroads I and II are collectively 74% leased compared to 56% at Winthrop’s acquisition on December 22, 2010 and November 17, 2010.

Third Quarter 2011 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the third quarter of 2011 of $0.1625 per Common Share payable on October 14, 2011 to common shareholders of record on September 30, 2011.

The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share and per Series C Preferred Share which is payable on October 31, 2011 to the holders of Series B-1 Preferred Shares or Series C Preferred Shares, as applicable, of record on September 30, 2011.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

Conference Call Information

The Company will host a conference call to discuss its second quarter 2011 results today, Thursday, August 4, 2011 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  A replay of the call will be available through September 5, 2011 by dialing (877) 660-6853; account #286, confirmation #373689.  An online replay will also be available through September 5, 2011.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three and six months ended June 30, 2011 and 2010 are as follows (in thousands except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$11,234	$9,435	$22,220	$18,755
Interest, dividends and discount accretion	5,094	3,590	14,766	6,799
	16,328	13,025	36,986	25,554
Expenses
Property operating	3,987	1,818	8,032	3,767
Real estate taxes	1,087	340	2,342	1,060
Depreciation and amortization	3,312	2,371	6,793	4,671
Interest	3,963	3,666	8,576	7,317
General and administrative	2,758	1,916	5,282	3,823
State and local taxes	48	85	77	99
	15,155	10,196	31,102	20,737
Other income (loss)
Earnings from preferred equity investments	158	85	241	168
Equity in income (loss) of equity investments	2,875	(392)	1,520	(919)
Realized gain on sale of securities carried at fair value	7	78	131	773
Unrealized gain (loss) on securities carried at fair value	(723)	(750)	163	1,790
Unrealized gain on loan securities carried at fair value	34	3,625	2,847	3,012
Interest income	443	40	536	77
	2,794	2,686	5,438	4,901

Income from continuing operations	3,967	5,515	11,322	9,718

Discontinued operations
Income (loss) from discontinued operations	90	(764)	137	(517)
Consolidated net income	4,057	4,751	11,459	9,201
Income attributable to non-controlling interests	(329)	(175)	(533)	(420)
Net income attributable to Winthrop Realty Trust	3,728	4,576	10,926	8,781
Income attributable to non-controlling redeemable preferred interest	(58)	(58)	(117)	(171)
Net income attributable to Common Shares	$3,670	$4,518	$10,809	$8,610

Comprehensive income
Consolidated net income	$4,057	$4,751	$11,459	$9,201
Change in unrealized gain on available for sale securities	-	(5)	-	2
Change in unrealized gain on interest rate derivative	-	(28)	63	12
Comprehensive income	$4,057	$4,718	$11,522	$9,215

Per Common Share Data – Basic
Income from continuing operations	$0.11	$0.25	$0.36	$0.44
Loss from discontinued operations	-	(0.04)	-	(0.03)
Net income attributable to Winthrop Realty Trust	$0.11	$0.21	$0.36	$0.41

Per Common Share Data – Diluted
Income from continuing operations	$0.11	$0.25	$0.36	$0.44
Loss from discontinued operations	-	(0.04)	-	(0.03)
Net income attributable to Winthrop Realty Trust	$0.11	$0.21	$0.36	$0.41

Basic Weighted-Average Common Shares	32,573	21,175	29,841	20,888
Diluted Weighted-Average Common Shares	32,574	21,177	29,842	21,412

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three and six months ended June 30, 2011 and 2010 (in thousands, except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Winthrop Realty Trust	$3,728	$4,576	$10,926	$8,781
Real estate depreciation	2,086	1,508	4,204	3,014
Amortization of capitalized leasing costs	1,226	894	2,591	1,719
Real estate depreciation and amortization of unconsolidated interests	2,376	2,266	4,639	4,400

Less: Non-controlling interest share of real estate depreciation and amortization	(789)	(799)	(1,581)	(1,584)

Funds from operations	8,627	8,445	20,779	16,330
Series C Preferred Share dividends	(58)	(58)	(117)	(171)
Allocations of earnings to Series B-1 Preferred Shares	-	(26)	-	(31)
Allocations of earnings to Series C Preferred Shares	(9)	(43)	(60)	(162)
FFO applicable to Common Shares-Basic	$8,560	$8,318	$20,602	$15,966

Weighted-average Common Shares	32,573	21,175	29,841	20,808

FFO Per Common Share-Basic	$0.26	$0.39	$0.69	$0.76

Diluted
Funds from operations (per above)	8,627	8,445	20,779	16,330
Series C Preferred Share dividends	(58)	-	(117)	-
Allocation of earnings to Series B-1 Preferred Shares	-	(26)	-	(31)
Allocation of earning to Series C Preferred Shares	(9)	-	(60)	-
FFO applicable to Common Shares	$8,560	$8,419	$20,602	$16,299

Weighted-average Common Shares	32,573	21,175	29,841	20,888
Stock options (1)	1	2	1	2
Series B-1 Preferred Shares (2)	-	-	-	-
Series C Preferred Shares (3)	-	257	-	522
Diluted weighted-average Common Shares	32,574	21,434	29,842	21,412
FFO Per Common Share-Fully Diluted	$0.26	$0.39	$0.69	$0.76

(1)	The Trust’s stock options were dilutive for the three and six months ended June 30, 2011 and 2010.
(2)	The Trust’s Series B-1 Preferred Shares were anti-dilutive for the three and six months ended June 30, 2011 and 2010.
(3)	The Trust’s Series C Preferred Shares were anti-dilutive for the three and six months ended June 30, 2011 and dilutive for the three and six months ended June 30, 2010.

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.  In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided above in this press release.

Consolidated Balance Sheets:
(in thousands, except share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$36,495	$37,142
Buildings and improvements	273,964	271,357
	310,459	308,499
Less: accumulated depreciation	(40,168)	(36,232)
Investments in real estate, net	270,291	272,267

Cash and cash equivalents	51,344	45,257
Restricted cash held in escrows	9,152	8,593
Loans receivable, net	153,437	110,395
Accounts receivable, net of allowances of $453 and $262, respectively	14,110	12,402
Securities carried at fair value	7,613	33,032
Loan securities carried at fair value	5,418	11,981
Preferred equity investments	10,155	4,010
Equity investments	95,169	81,937
Lease intangibles, net	24,681	26,821
Deferred financing costs, net	1,346	1,158
Assets held for sale	3,702	2,275
TOTAL ASSETS	$646,418	$610,128

LIABILITIES
Mortgage loans payable	$210,751	$230,443
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 shares authorized and outstanding at June 30, 2011 and December 31, 2010	21,300	21,300
Secured financing	15,150	-
Revolving line of credit	-	25,450
Accounts payable and accrued liabilities	12,322	12,557
Dividends payable	5,385	4,431
Deferred income	1,016	150
Below market lease intangibles, net	2,312	2,696
Liabilities of held for sale assets	620	33
TOTAL LIABILITIES	268,856	297,060

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING REDEEMABLE PREFERRED INTEREST
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 144,000 shares authorized and outstanding at June 30, 2011 and December 31, 2010	3,221	3,221
Total non-controlling redeemable preferred interest	3,221	3,221

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Common Shares, $1 par, unlimited shares authorized; 32,897,554 and 27,030,186 issued and outstanding at June 30, 2011 and December 31, 2010, respectively	32,898	27,030
Additional paid-in capital	626,472	569,586
Accumulated distributions in excess of net income	(299,721)	(300,782)
Accumulated other comprehensive loss	-	(63)
Total Winthrop Realty Trust Shareholders’ Equity	359,649	295,771
Non-controlling interests	14,692	14,076
Total Equity	374,341	309,847
TOTAL LIABILITIES AND EQUITY	$646,418	$610,128

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended June 30, 2011 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614